UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2020

Cue Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38327	47-3324577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Erie St., Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 949-2680

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into a Material Definitive Agreement.

On November 18, 2020, Cue Biopharma, Inc. (the “Company”) entered into a First Amendment to the Exclusive Patent License and Research Collaboration Agreement (the “Amendment”) with Merck Sharp & Dohme Corp. (“Merck”), which amended that certain Exclusive Patent License and Research Collaboration Agreement entered into between the parties as of November 14, 2017 (the “Agreement”). Pursuant to rights granted to Merck under the Agreement, the Amendment extends the term of the research program under the Agreement for an additional year, until December 31, 2021. Under the terms of the Amendment, Merck will reimburse the Company for specified expenses and provide additional financial research support to further study and develop preclinical biologics with the objective of identifying clinical candidates subject, in each case, to specified maximum amounts, with any amounts in excess of such maximum amounts to be borne by the Company.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cue Biopharma, Inc.

Date: November 19, 2020	By:	/s/ Colin Sandercock
	Name:	Colin Sandercock
	Title:	Senior Vice President, General Counsel and Secretary